Exhibit 10.2

EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into on December 18, 2013, by and among APPLICA CONSUMER PRODUCTS, INC., a Florida corporation, APPLICA MEXICO HOLDINGS, INC., a Delaware corporation, HP DELAWARE, INC., a Delaware corporation, HPG LLC, a Delaware limited liability company, TOASTMASTER INC., a Missouri corporation, SPECTRUM BRANDS, INC., a Delaware corporation, DB ONLINE, LLC, a Hawaii limited liability company, ROV HOLDING, INC., a Delaware corporation, SCHULTZ COMPANY, a Missouri corporation, UNITED INDUSTRIES CORPORATION, a Delaware corporation, UNITED PET GROUP, INC., a Delaware corporation, BALDWIN HARDWARE CORPORATION, a Pennsylvania corporation, KWIKSET CORPORATION, a Delaware corporation, NATIONAL MANUFACTURING CO., an Illinois corporation, NATIONAL MANUFACTURING MEXICO A LLC, a Delaware limited liability company, NATIONAL MANUFACTURING MEXICO B LLC, a Delaware limited liability company, PRICE PFISTER, INC., a Delaware corporation, ROV INTERNATIONAL HOLDINGS LLC, a Delaware limited liability company, and WEISER LOCK CORPORATION, a California corporation (collectively, “Borrowers” and, each individually, as a “Borrower”), SB/RH HOLDINGS, LLC, a Delaware limited liability company (“Guarantor”; Borrowers and Guarantor are collectively referred to herein as “Obligors” and, each individually, as an “Obligor”), BANK OF AMERICA, N.A., a national banking association, in its capacity as collateral agent and administrative agent (together with its successors in such capacities, “Administrative Agent”) for the financial institutions (collectively, the “Lenders”) party from time to time to the Loan Agreement (as defined below), and the Lenders party hereto.

Recitals:

Administrative Agent, the Lenders, and Obligors are parties to that certain Loan and Security Agreement dated as of June 16, 2010 (as at any time amended, modified, restated or supplemented, the “Loan Agreement”), pursuant to which Administrative Agent and the Lenders have made extensions of credit and other financial accommodations available to Borrowers.

Borrowers have informed Administrative Agent and Lenders that Borrowers intend to refinance certain of the Senior Term Loan Debt with a current maturity date of December 17, 2019, with the proceeds of (a) new U.S. term loans due September 4, 2019 (the “Incremental Tranche C Facility”) in an aggregate principal amount of $215,000,000 and (b) new Euro term loans due September 4, 2019 made to Spectrum Brands Europe GmbH (“Spectrum Germany”) and guaranteed by certain other German subsidiaries (the “Euro Facility”; collectively with the Incremental Tranche C Facility, the “Refinancing Facilities”) in an aggregate principal amount of €225,000,000, each under the Senior Term Loan Documents (as amended), which will be guaranteed by certain Foreign Subsidiaries.

The Senior Term Loan Documents will be amended (a) to incorporate the new U.S. obligations and the Euro Facility and to permit Spectrum Germany and certain other German Subsidiaries to guarantee the Euro Facility and to grant a security interest in certain of their assets to secure the Euro Facility, which foreign security will not serve as collateral for the Loans and (b) to permit future incurrences by a Subsidiary organized and domiciled in England or Wales (“Spectrum UK”) as an additional borrower, and the granting of security and guarantees by certain UK Subsidiaries in support of any obligations of Spectrum UK and Spectrum Germany (such amendments to (including any amendment and restatement of) the Senior Term Loan Documents, collectively, the “Senior Term Loan Amendment Documents”).

Obligors have requested that Administrative Agent and Bank of America, N.A., in its capacity as arranger for this Amendment, obtain approval from the Required Lenders to waive compliance with clauses (b), (c) and (d) of the definition of “Refinancing Conditions” in the Loan Agreement to the extent necessary to permit the consummation of the Refinancing Facilities and the execution and delivery of the Senior Term Loan Amendment Documents.

Additionally, Obligors have requested that Administrative Agent and Bank of America, N.A., in its capacity as arranger for this Amendment, obtain approval from the Required Lenders to certain other amendments to the Loan Agreement. Subject to the terms and conditions set forth in this Amendment, Administrative Agent and the Lenders are willing (i) to waive compliance with clauses (b), (c) and (d) of the definition of “Refinancing Conditions” in the Loan Agreement to the extent necessary to permit the consummation of the Refinancing Facilities and the execution and delivery of the Senior Term Loan Amendment Documents and (ii) to amend the Loan Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms used in this Amendment (including the recitals above), unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

2. Waiver. Subject to satisfaction of the conditions set forth in Section 9 of this Amendment and so long as no Default or Event of Default exists under the Loan Agreement on the date hereof, Administrative Agent and the Lenders party hereto hereby (a) waive compliance with clause (b) of the definition of “Refinancing Conditions” in the Loan Agreement to the extent necessary to permit the final maturity date of the Refinancing Facilities to be sooner than, and weighted average life to be less than, the existing Senior Term Loan Debt being refinanced by the Refinancing Facilities, (b) waive compliance with clause (c) of the definition of “Refinancing Conditions” in the Loan Agreement to the extent necessary to permit the additional obligors (Spectrum Germany, Spectrum UK, and certain other Subsidiaries domiciled in Germany, England and Wales) to be obligors under the Refinancing Facilities and to enter into the Senior Term Loan Amendment Documents, and (c) waive compliance with clause (d) of the definition of “Refinancing Conditions” in the Loan Agreement to the extent necessary to permit the additional Lien by Spectrum Germany, Spectrum UK, and certain other Subsidiaries domiciled in Germany, England and Wales on certain of such Person’s assets in favor of certain of the Senior Term Lenders as and to the extent set forth in the Senior Term Loan Agreement as in effect immediately after giving effect to this Amendment.

3. Amendments to Loan Agreement. Subject to satisfaction of the conditions set forth in Section 9 of this Amendment, the Loan Agreement is hereby amended as follows:

(a) By adding the following new definitions of “Eighth Amendment Effective Date” and “Reporting Change Conditions” to Section 1.1 of the Loan Agreement in the appropriate alphabetical order:

Eighth Amendment Effective Date: December 18, 2013.

Reporting Change Conditions: On or prior to December 31, 2013, Administrative Agent shall have received written notice that Borrowers intend to report their financial information to the Administrative Agent and the Lenders under the Loan Documents at the Holdings level (as opposed to the Spectrum level), which notice shall be accompanied by a report reconciling the most recent periodic financial statements of

Holdings and its consolidated subsidiaries for the Fiscal Year ended on September 30, 2013, with the financial performance of Spectrum and its consolidated Subsidiaries for the corresponding period, in form and substance, and with respect to reporting periods, reasonably satisfactory to Administrative Agent.

(b) By deleting the definitions of “Bank Product Debt,” “Debt,” “Global Integration Transactions,” “Senior Term Loan Agreement, “Senior Term Loan Debt,” and “Sponsors” set forth in Section 1.1 of the Loan Agreement in their entirety and by substituting in lieu thereof the following new definitions:

Bank Product Debt: Debt and other obligations of an Obligor or any Subsidiary relating to Bank Products.

Debt: as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Lease Obligations, but excluding (x) trade payables incurred and being paid in the Ordinary Course of Business and (y) intercompany liabilities among Foreign Subsidiaries in connection with the treasury and cash management (including receivables and payables), tax and accounting operations of such Foreign Subsidiaries; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of a Borrower, the Obligations. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer, other than to the extent that the instrument or agreement evidencing such Debt expressly limits the liability of such Person in respect thereof.

Global Integration Transactions: the contributions or sales by any Obligor or a Domestic Subsidiary of Equity Interests or investments in any Foreign Subsidiary to another Foreign Subsidiary that is a Subsidiary in connection with a corporate or tax restructuring of an Obligor and its subsidiaries.

Senior Term Loan Agreement: that certain Amended and Restated Credit Agreement dated as of the Eighth Amendment Effective Date, by and among Spectrum, as lead borrower, Spectrum Brands Canada, Inc., as Canadian borrower, Spectrum Brands Europe GmbH, as German borrower, Holdings and certain Subsidiaries, each as a guarantor, Deutsche Bank AG New York Branch, as administrative agent, and the Senior Term Lenders, as the same may be further amended, modified, supplemented, restated, replaced or refinanced from time to time in accordance with the terms thereof and of the Intercreditor Agreements.

Senior Term Loan Debt: the Debt incurred by Spectrum and certain of its Subsidiaries under the Senior Term Loan Documents in the aggregate principal amount not to exceed the sum of (a) $1,850,000,000; plus (b) any increase in such principal amount in an amount not to exceed $250,000,000 in aggregate, provided that Borrowers deliver to Administrative Agent written notice of such increase pursuant to this clause (b) within 30 days after Borrowers’ incurrence thereof; plus (c) any increase in such principal amount that Borrowers are permitted to incur pursuant to Section 10.2.1(x) after the Additional Senior Term Loan/Senior Secured Notes Redemption Effective Date upon satisfaction of the Permitted Additional Debt Conditions; minus (d) the aggregate amount of all repayments and prepayments of the principal of the obligations under the Senior Term Loan Agreement (other than prepayments or repayments of such obligations in connection with a refinancing thereof); and plus (e) interest, fees, premiums, costs, expenses, indemnities and other amounts in accordance with the Senior Term Loan Documents and the Intercreditor Agreements.

Sponsors: (a) each of Harbinger Group, Inc., Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd; (b) any Affiliate or director, trustee, officer, employee, agent and advisor of any Person or such Person’s Affiliates specified in clause (a), other than another portfolio company thereof (which means a company actively engaged in providing goods and services to unaffiliated customers) or a company controlled by a “portfolio company”; and (c) any Person both the Equity Interests of such Person and the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of such Person of which (or in the case of a trust, the beneficial interests in which) are owned 50% or more by Persons specified in clauses (a) and (b) or any group in which the Persons specified in clauses (a) and (b) own more than a majority of the voting power represented by the issued and outstanding Equity Interests of such Person held by such group.

(c) By deleting clauses (a) and (b) of Section 10.1.2 of the Loan Agreement and by substituting in lieu thereof the following new clauses (a) and (b):

(a) within the later of (i) ninety (90) days after the end of each Fiscal Year and (ii) by the date on which the following statements would have been required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available under Rule 12b-25 of the Securities Exchange Act of 1934 for the filing of such statements), its statements of financial position, operations and shareholders equity and comprehensive income showing the financial condition of Spectrum and its consolidated Subsidiaries (or, upon satisfaction of the Reporting Change Conditions and commencing with the Fiscal Year ending on September 30, 2014, Holdings and its consolidated subsidiaries) as of the close of such Fiscal Year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding Fiscal Year, all audited by KPMG, LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Spectrum and its consolidated Subsidiaries (or, upon satisfaction of the Reporting Change Conditions and commencing with the Fiscal Year ending on September 30, 2014, Holdings and its consolidated subsidiaries) on a consolidated basis in accordance with GAAP consistently applied, together with a customary “management discussion and analysis” provision;

(b) within the later of (i) forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year and (ii) by the date on which the following statements would have been required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available under Rule 12b-25 of the Securities Exchange Act of 1934 for the filing of such statements (provided, however, that notwithstanding the foregoing, if a Cash Dominion Period exists, the following statements shall be delivered to Administrative Agent within 30 days after the end of each Fiscal Month), its consolidated statements of financial position, operations and shareholders equity and comprehensive income showing the financial condition of

Spectrum and its consolidated Subsidiaries (or, upon satisfaction of the Reporting Change Conditions and commencing with the Fiscal Quarter ending on December 31, 2013, Holdings and its consolidated subsidiaries) as of the close of such Fiscal Quarter (or such Fiscal Month, as applicable) and the results of its operations and the operations of such Subsidiaries during such Fiscal Quarter (or such Fiscal Month, as applicable) and the then elapsed portion of the Fiscal Year, and, other than with respect to quarterly (or monthly, as applicable) reports during the remainder of the first Fiscal Year after the Closing Date, comparative figures for the same periods in the immediately preceding Fiscal Year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of Spectrum and its consolidated Subsidiaries (or, upon satisfaction of the Reporting Change Conditions and commencing with the Fiscal Quarter ending on December 31, 2013, Holdings and its consolidated subsidiaries) on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, together with a customary “management discussion and analysis” provision;

(d) By deleting Section 10.2.1(d) of the Loan Agreement and by substituting in lieu thereof the following new clause (d):

(d) intercompany Debt of Borrowers and Subsidiaries having a term not exceeding 364 days (after giving effect to any roll-over or extension thereof) and made in the ordinary course of business not to exceed $25,000,000 in the aggregate at any time outstanding so long as, if such Debt is owed by any Obligor, such Debt is subordinated to the Obligations pursuant to a subordination agreement satisfactory to Administrative Agent;

(e) By replacing the word “and” immediately prior to clause (e) of Section 10.2.7 of the Loan Agreement with a semicolon and by adding the following new clauses (f) and (g) immediately prior to the period at the end of Section 10.2.7 of the Loan Agreement:

; (f) loans from a Borrower or Subsidiary to another Borrower or Subsidiary to the extent the Debt of such other Borrower or subsidiary is permitted by Section 10.2.1(d); and (g) intercompany liabilities among Foreign Subsidiaries in connection with the treasury and cash management (including receivables and payables), tax and accounting operations of such Foreign Subsidiaries

(f) By deleting the reference to “Secured Term Loan Document” in Section 10.2.14 of the Loan Agreement and by substituting in lieu thereof the phrase “Senior Term Loan Document.”

(g) By deleting Section 10.2.17(i) of the Loan Agreement and by substituting in lieu thereof the following new clause (i):

(i) the Global Integration Transactions; provided that the aggregate value attributable to all first-tier Foreign Subsidiaries and Obligors after giving effect to the Global Integration Transactions shall not be less than (A) 95.0% of the total revenue of Spectrum and its Restricted Subsidiaries (as such term is defined in the Senior Term Loan Agreement), or (B) 95.0% of Consolidated Net Tangible Assets.

(h) By deleting clause (a)(ii) of Section 10.2.20 of the Loan Agreement in its entirety and by substituting in lieu thereof the following:

(ii) incur any material liabilities other than pursuant to any Loan Documents, the 2012 Indentures or the Senior Term Loan Documents to which it is a party and any other obligations or liabilities incidental to its activities as a holding company or expressly permitted hereunder.

4. Ratification and Reaffirmation. Each Obligor hereby ratifies and reaffirms the Obligations, the Loan Agreement, each of the other Loan Documents to which such Obligor is a party and all of such Obligor’s covenants, duties, indebtedness and liabilities under the Loan Agreement and the other Loan Documents to which such Obligor is a party.

5. Acknowledgments and Stipulations. Each Obligor acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by such Obligor are legal, valid and binding obligations of such Obligor that are enforceable against such Obligor in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Obligor); the security interests and liens granted by such Obligor in favor of Administrative Agent are duly perfected security interests and Liens, with the priority required by the Loan Documents; and as of the close of business on December 10, 2013, the outstanding principal amount of the Loans totaled $110,000,000 and the undrawn face amount of Letters of Credit totaled $36,875,389.

6. Representations and Warranties. Each Obligor represents and warrants to Administrative Agent and Lenders, to induce Administrative Agent and the applicable Lenders to enter into this Amendment, that no Default or Event of Default exists immediately prior to and immediately after giving effect to this Amendment; no Material Adverse Effect shall have occurred before, and none shall occur immediately after, giving effect to the terms of this Amendment; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate or limited liability company action, as applicable, on the part of Obligors and this Amendment has been duly executed and delivered by Obligor; and all of the representations and warranties made by Obligors in the Loan Agreement are true and correct in all material respects on and as of the effective date of this Amendment (except for representations and warranties that expressly relate to an earlier date).

7. Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

8. Breach of Amendment. This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

9. Conditions Precedent. The effectiveness of the waivers set forth in Section 2 of this Amendment and the amendments set forth in Section 3 of this Amendment are subject to the satisfaction of each of the following conditions precedent on or prior to the date hereof, in form and substance reasonably satisfactory to Administrative Agent, unless satisfaction thereof is specifically waived in writing by Administrative Agent:

(a) Administrative Agent shall have received a duly signed counterpart (which may be in electronic form transmitted via email, with originals to follow) of this Amendment from each Obligor and Required Lenders and such other documentation relating to the transactions referenced in this Amendment, in each case, in form and substance reasonably satisfactory to Administrative Agent, Borrowers and their respective counsels;

(b) Administrative Agent shall have received an Omnibus Closing Certificate from Obligors, together with resolutions for each Obligor, in form and substance reasonably satisfactory to Administrative Agent, authorizing the Refinancing Facilities, the execution and delivery of, and performance under, this Amendment and the Senior Term Loan Amendment Documents and the other transactions contemplated hereby;

(c) Administrative Agent shall have received from Borrowers a certificate regarding the Senior Term Loan Amendment Documents together with true, correct and complete copies of each such document, in form and substance reasonably satisfactory to Administrative Agent; and

(d) Bank of America, N.A., in its capacity as Administrative Agent and arranger, shall have received payment of all fees and, to the extent invoiced at least 2 Business Days prior to the date of this Amendment, expenses to be paid by Borrowers to them on the date of this Amendment as provided herein and in that certain Fee Letter dated December 18, 2013, among Bank of America, N.A., and Borrowers.

10. Expenses of Administrative Agent. Obligors agree to pay, on demand, all costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Administrative Agent’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

11. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

12. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

13. No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any other Loan Document, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

14. Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any manually executed signature page to this Amendment delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

15. Further Assurances. Each Obligor agrees to take such further actions as Administrative Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

16. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

17. Release of Claims. To induce Administrative Agent and each Lender party hereto to enter into this Amendment, each Obligor hereby releases, acquits and forever discharges Administrative Agent and each Lender, and all officers, directors, agents, employees, successors and assigns of Administrative Agent and each Lender from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Obligor now has or has ever had against Administrative Agent or any Lender arising under or in connection with any of the Loan Documents or otherwise. Each Obligor represents and warrants to Administrative Agent and each Lender that such Obligor has not transferred or assigned to any Person any claim that such Obligor ever had or claimed to have against Administrative Agent or any Lender.

18. Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

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signatures begin on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the date first written above.

OBLIGORS:

APPLICA CONSUMER PRODUCTS, INC.
APPLICA MEXICO HOLDINGS, INC.
DB ONLINE, LLC
HP DELAWARE, INC.
HPG LLC
NATIONAL MANUFACTURING CO.
NATIONAL MANUFACTURING MEXICO A LLC
NATIONAL MANUFACTURING MEXICO B LLC
PRICE PFISTER, INC.
ROV INTERNATIONAL HOLDINGS LLC
SCHULTZ COMPANY
SPECTRUM BRANDS, INC.
TOASTMASTER, INC.
UNITED INDUSTRIES CORPORATION
UNITED PET GROUP, INC.

By:	/s/ Nathan E. Fagre
	Name:	Nathan E. Fagre
	Title:	Vice President or Senior Vice President

BALDWIN HARDWARE CORPORATION
KWIKSET CORPORATION
WEISER LOCK CORPORATION

By:	/s/ Nathan E. Fagre
	Name:	Nathan E. Fagre
	Title:	Vice President

By:	/s/ John Beattie
	Name:	John Beattie
	Title:	Vice President and Treasurer

ROV HOLDING, INC.

By:	/s/ Nathan E. Fagre
	Name:	Nathan E. Fagre
	Title:	Secretary

SB/RH HOLDINGS, LLC

By:	/s/ Nathan E. Fagre
	Name:	Nathan E. Fagre
	Title:	Senior Vice President, Secretary and General Counsel

Signature Page – Eight Amendment to Loan and Security Agreement (Spectrum)

LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Matt Bourgeois
Name:	Matt Bourgeois
Title:	SVP

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Eighth Amendment to Loan and Security Agreement (Spectrum)

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ John D. Toronto
Name:	John D. Toronto
Title:	Authorized Signatory

By:	/s/ Whitney Gaston
Name:	Whitney Gaston
Title:	Authorized Signatory

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Eighth Amendment to Loan and Security Agreement (Spectrum)

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Director

By:	/s/ Michael Getz
Name:	Michael Getz
Title:	Vice President

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Eighth Amendment to Loan and Security Agreement (Spectrum)

REGIONS BANK

By:	/s/ Curtis J. Correa
Name:	Curtis J. Correa
Title:	Senior Vice President

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Eighth Amendment to Loan and Security Agreement (Spectrum)

SUNTRUST BANK

By:	/s/ Ryan Jones
Name:	Ryan Jones
Title:	Vice President

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Eighth Amendment to Loan and Security Agreement (Spectrum)

WELLS FARGO CAPITAL FINANCE, LLC

By:	/s/ Todd Nakamoto
Name:	Todd Nakamoto
Title:	Duly Authorized Signor

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Eighth Amendment to Loan and Security Agreement (Spectrum)

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Nita Jain
Name:	Nita Jain
Title:	Duly Authorized Signor

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Eighth Amendment to Loan and Security Agreement (Spectrum)

BMO HARRIS BANK, N.A.

By:	/s/ Craig Thistlethwaite
Name:	Craig Thistlethwaite
Title:	Director

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Eighth Amendment to Loan and Security Agreement (Spectrum)

RBS ASSET FINANCE, INC., through its division RBS Business Capital

By:	/s/ Kimberly A Crotty
Name:	Kimberly A Crotty
Title:	V.P.

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Eighth Amendment to Loan and Security Agreement (Spectrum)

BARCLAYS BANK PLC.

By:	/s/ Ronnie Glenn
Name:	Ronnie Glenn
Title:	Vice President

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Eighth Amendment to Loan and Security Agreement (Spectrum)

ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Matthew Bourgeois
Name:	Matthew Bourgeois
Title:	SVP

Eighth Amendment to Loan and Security Agreement (Spectrum)